EXHIBIT 13.1
CERTIFICATION PURSUANT TO
RULE 13a-14(b) AND 18 U.S.C. SECTION 1350
     In connection with the annual report of Qiao Xing Universal Resources, Inc. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rui Lin Wu, Chief Executive Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RUI LIN WU
Rui Lin Wu
Chief Executive Officer
July 15, 2010